UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2009
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On March 13, 2009, Pentair, Inc. (the “Company”) issued a notice of redemption of all of its outstanding 7.85% Senior Notes due October 15, 2009 (the “Notes”). As of the date hereof, $133,900,000 in principal amount of the Notes remain outstanding.
The Notes will be redeemed on April 15, 2009 (the “Redemption Date”) at a redemption price (“Redemption Price”) of the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereon to the Redemption Date. The Redemption Price will be finally determined on April 9, 2009.
A copy of the press release the Company issued on March 16, 2009 announcing its redemption of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits
The following exhibit is provided as part of the information filed under Item 8.01 of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release dated March 16, 2009 announcing redemption of all of Pentair’s 7.85% Senior Notes due 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2009.

PENTAIR, INC. Registrant
By	/s/ Michael G. Meyer
Michael G. Meyer
Vice President, Treasury and Tax

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated March 13, 2009

Exhibit
Number	Description

99.1	Press Release dated March 16, 2009 announcing redemption of all of Pentair’s 7.85% Senior Notes due 2009.